                                                                  Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the registration statement of Regal Cinemas, Inc. on Form S-4 of our report dated November 15, 1994, (with respect to the consolidated financial statements of Cobb Theatres, L.L.C. not separately presented) appearing in Regal Cinemas, Inc. Current Report on Form 8 K/A dated September 10, 1997 filed with the Securities and Exchange Commission. We also consent to the reference of our firm under the caption "Experts."



                                           /s/ LaRocca & Co., P.C.

                                           LAROCCA & CO., P. C.



Birmingham, Alabama
November 7, 1997